Exhibit 4.1

SENIOR SECURED NOTE SUPPLEMENTAL INDENTURE

SENIOR SECURED NOTE SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 29, 2011, among CDW LLC, an Illinois limited liability company (the “Company”), CDW Finance Corporation, a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), the guarantors listed on Schedule I hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of December 17, 2010 (the “Indenture”), providing for the issuance of 8% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01(1) of the Indenture provides that Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to cure any ambiguity, mistake, defect or inconsistency; and

WHEREAS, pursuant to the Indenture, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendments to Indenture. The Indenture is hereby amended, effective as of the Issue Date, as follows:

(a) The reference in clause (b) of the definition of “Applicable Premium” in Section 1.01 to “Section 3.07(a)” shall be replaced by a reference to “Section 3.07(b).”

(b) The reference in clause (13) of the second paragraph of Section 4.09 to “clauses (2) and (4) above” shall be replaced by a reference to “clauses (2) and (3) above.”

(c) The reference in the third sentence of the third paragraph of Section 4.09 to “Senior Note Indenture” and the “Senior Subordinated Note Indenture” shall be deleted in their entirety.

3. Ratification of Indenture and Notes; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CDW LLC

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

CDW FINANCE CORPORATION

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

CDW CORPORATION

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

CDW TECHNOLOGIES, INC.

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

CDW DIRECT, LLC

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

CDW GOVERNMENT LLC

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

CDW LOGISTICS, INC.

By	/s/ Robert J. Welyki
	Name:	Robert J. Welyki
	Title:	Vice President, Treasurer & Asst. Sec’y

U.S. BANK NATIONAL ASSOCIATION not in its individual capacity, but solely as Trustee

By	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Schedule I to Supplemental Indenture

Guarantors

CDW Corporation (f/k/a VH Holdings, Inc.)

CDW Technologies, Inc.

CDW Direct, LLC

CDW Logistics, Inc.

CDW Government LLC